                                                                    EXHIBIT 99.1


Contacts:       McKesson
                Media
                Larry Kurtz
                Vice President, Corporate Communications
                415-983-8418
                or
                Investors
                Janet Bley
                Vice President, Investor Relations
                415-983-9357


                McKESSON AND HBOC OBTAIN STOCKHOLDER APPROVALS
                              AND COMPLETE MERGER


SAN FRANCISCO, January 12, 1999 -- McKesson Corporation (NYSE:MCK) and HBO & Company (NASDAQ:HBOC) announced that, at separate meetings today, their respective stockholders each voted to approve the merger of a wholly owned subsidiary of McKesson with and into HBO & Company and other related matters. HBOC stockholders approved the pending merger by a favorable vote of approximately 96 percent of the shares voted. McKesson stockholders also approved the pending merger by a favorable vote of approximately 95 percent of the shares voted.

        The two companies completed their merger today and will begin operations as Mckesson HBOC, Inc., tomorrow. Common shares of McKesson HBOC, Inc., will continue to trade on the New York Stock Exchange under the symbol "MCK."

        McKesson HBOC, Inc., a Fortune 100 Corporation, is the world's largest healthcare services company. McKessonHBOC provides pharmaceutical supply management and information technologies across the entire continuum of healthcare, including market-leading businesses in pharmaceutical and medical-surgical distribution, information technology for healthcare providers, services for payors and outsourcing.

                                   #   #   #